GLOBAL INNOVATIVE SYSTEMS INC.
      SUITE 104-630 COLUMBIA STREET, NEW WESTMINSTER, B.C., CANADA, V3M 1A5
                 ADMINISTRATION: 604-522-8618; FAX: 604-522-9896
                             E-MAIL:INFO@ENERMED.COM

January 29, 2003

NASD
Compliance Department



                              TRANSMITTED BY EMAIL

Dear Sirs:

              RE: LATE FILING OF YEAR END AS AT SEPTEMBER 30, 2002

This letter is to explain that the reason for the delay in filing the appropriate information and audited statements for Global innovative Systems Inc., GBIS, as at September 30, 2002 is the result of the following:

The refusal by the officers and directors of the wholly owned subsidiary Niew Industries Inc., to release the financial records of Niew Industries Inc. This resulted in our inability to prepare the financial statements for the fiscal year end. As a result of this continued refusal to provide information, Global Innovative Systems was forced to convene an extraordinary directors meeting where the shares of the subsidiary were used to remove the subsidiaries directors and vote in a new slate of directors. These directors then changed the officers in the subsidiary.

After this action and the treat of legal action, we were able to obtain the records necessary for the September 2002 financial statements.

At this time we can confirm that the records of Niew Industries are undergoing the audit necessary to complete the delayed filing and that the auditor has been prepaid for his work.

We respectfully request that you remove the E from the Company's trading symbol and allow us to complete the filings during the month of February 2003.


Yours truly,


/s/ Robert M. Fletcher
Director
Global Innovative Systems Inc.
RMF/